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                                  EXHIBIT (4)
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                                THE JPM COMPANY

                           Stock Option Plan of 1993



                                   SECTION I
                                   ---------
                                    PURPOSE
                                    -------

     This Plan (the "Plan") is intended to provide a means for the granting of awards (each such award, the "Award") of stock options and stock appreciation rights to selected key employees of The JPM Company (the "Company") and such of its domestic or foreign, present or future, affiliated companies as shall be designated from time to time by the Company's Board of Directors (the "Board") (each such employee, upon receipt of an Award, a "Participant"). This Plan is designed to: (a) provide incentives and rewards to those employees who are in a position to contribute to the long-term growth and profitability of the Company;
(b) assist the Company and such affiliated companies (the "Affiliates") to attract, retain and motivate personnel with experience and ability; and (c) make the Company's compensation program more competitive with those of other major employers. The Company expects that by providing such Awards it will benefit from the added interest which such personnel will have in the success of the Company and/or the Affiliates as a result of their proprietary interest.

     For purposes of this Plan, an Affiliate shall mean any corporation defined as a subsidiary corporation under Section 424(f) of the Internal Revenue Code (the "Code").

                                   SECTION II
                                   ----------
                                 ADMINISTRATION
                                 --------------

     2.1 This Plan shall be administered by a committee composed of at least three members of the Board (the "Committee") who shall be appointed by the Chairman of the Board. Members of the Committee shall not be eligible to receive Awards under this Plan and no individual may participate as a member of the Committee in the administration of this Plan if he shall have been granted or awarded Awards or any other stock options of the Company or any of its Affiliates under this plan or any other plan of the Company or its Affiliates at any time within one year prior to serving on the Committee. Subject to the express provisions of this Plan and to such orders or resolutions not inconsistent with the provisions of this Plan as may be issued or adopted from time to time by the Board, the Committee shall have full power and authority, in its discretion, to grant Awards; to determine to whom and the time when Awards will be granted; to designate Awards as incentive stock options or nonqualified stock options or stock appreciation rights; to determine the purchase price of the common stock covered by each option and the term of each option; to determine the terms and provisions of the option price of the common stock covered by each option and the term of each option; to determine the terms and provisions of the option agreements (which need not be identical ) entered into in connection with Awards under this Plan; to interpret this Plan; to supervise the administration of this Plan; to prescribe, amend and rescind rules and regulations relating to this Plan; and to make all other determinations and take any other action deemed necessary or desirable to the proper operation
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or administration of this Plan.  The Committee may authorize such of the
Company's officers or other persons to perform such functions with respect to the execution and administration of this Plan (other than the interpretation of this Plan and the adoption of rules governing its execution and administration) as the Committee shall determine from time to time.

     2.2 All decisions made by the Committee pursuant to the powers vested in it by this Plan document and related orders or resolutions of the Board shall be final and binding on all persons (including Participants, the Company and any stockholder and/or employee of the Company or an Affiliate). No member of the Committee shall be liable for any action or determination made in good faith with respect to this Plan or any Award granted under it.

     2.3 Neither the Committee, the Board, the Company nor any officers or employees of the Company shall have any duty to advise Participants of any rules, interpretations or determinations by the Committee, and each Participant shall be bound by such rules, interpretations or determinations upon communication thereof to such Participant, effective as of such date (prior to, subsequent to or concurrent with such communication) that each such rule, interpretation or determination shall have been intended to be effective by the Committee.

                                  SECTION III
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                               SCOPE AND DURATION
                               ------------------

     3.1 Awards under this Plan may be granted in the form of incentive stock options (the "ISOs") as provided in Section 422 of the Code or in the form of nonqualified stock options (the "NQSOs"). Options (unless otherwise indicated, references in this Plan to "Options" include ISOs and NQSOs) may, at the option of the Committee, be accompanied by stock appreciation rights (the "SARs"). As used in the preceding sentence, the term "stock appreciation rights" means rights to receive the payment provided for in Section 7, upon the surrender of an unexercised related Option.

     3.2 The total number of shares of common stock of the Company (the "Stock") as to which Options or SARs may be granted under this Plan during the period ending April 30, 2003 shall be 300,000 shares of Stock or from shares reacquired by the Company (including shares purchased in the open market).

     3.3  As provided in Section 13, this Plan shall terminate on June 30, 2003.

                                   SECTION IV
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                               ELIGIBLE EMPLOYEES
                               ------------------

     The persons who shall be eligible to receive Awards under this Plan shall be such key executive employees (including officers and directors who are employees) of the Company or an Affiliate, without limitation as to length of service, who are from time to time serving in a managerial, administrative or professional position which is recommended to, and authorized by, the Committee for Awards under this Plan. The term "key executive employees" shall mean any

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salaried or supervisory employee of the Company or any subsidiary who is deemed by the Committee to be performing services of importance to management, operation or development of the Company. The directors of the Company shall not be eligible to participate in the Plan as directors, but directors otherwise qualified shall be eligible to participate. An employee who has been granted an Option hereunder may be granted an additional option or options, if the Committee shall so determine.

                                   SECTION V
                                   ---------
                                GRANTING AWARDS
                                ---------------

     5.1 Subject to the limitations of this Plan, the Committee, at any time and from time to time, and after such consultation with and consideration of the recommendations of management as the Committee deems desirable, shall select from eligible employees those persons to be granted Awards and determine that time when each Award shall be granted, the number of shares of Stock to be subject to an Option and the terms and conditions, consistent with this Plan, upon which Options are to be awarded. The Committee shall make Awards to the key employees so selected for the number of Options and upon the terms and conditions so determined. No Options and underlying shares of Stock shall be issued or distributed under this Plan unless and until all legal requirements applicable to the issuance or transfer of such Options and/or Stock have been complied with to the satisfaction of the Committee and the Company.

     5.2 No Option shall be granted hereunder to any employee who, at the time such Option is to be granted, owns stock of the Company or of any of its Affiliates possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any such Affiliate. For purposes of the preceding sentence, the attribution rules of stock ownership set forth in
Section 424(d) of the Code shall apply.

     5.3 No Awards shall be granted under this Plan after its termination on June 30, 2003, but Awards prior to such termination date may extend beyond that date, and the terms of this Plan shall continue to apply to such Awards.

                                   SECTION VI
                                   ----------
                         TERMS AND CONDITIONS OF OPTION
                         ------------------------------

     6.1 General. Each Option granted pursuant to this Plan shall be subject to all of the terms and conditions hereinafter provided in this Section VI, all other terms and conditions as may be provided in any other Section of this Plan, and such other terms and conditions ("Discretionary Conditions") as may be specified by the Committee with respect to the Option and the Stock covered thereby at the time of the making of the Award or as may be specified thereafter by the Committee in the exercise of its powers under this Plan. Without limiting the foregoing, it is understood that the Committee may, at any time and from time to time after the granting of an Award under this Plan, specify such additional terms and conditions with respect to such Award as may be deemed necessary or appropriate to ensure compliance with any and all applicable laws and regulations, including, but not limited to, terms and conditions for

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compliance with Federal and state securities laws, methods of withholding or providing for the payment of required taxes, and approvals by any governmental agencies or national securities exchanges as may be required. The terms and conditions with respect to any Award, or with respect to any Award to any Participant, need not be identical with the terms and conditions with respect to any Award to any other Participant.

     6.2 Option Agreement. Receipt of an Option shall be subject to execution of a written agreement (the "Option Agreement") between the Company and the Participant, in a form approved by the Committee, which shall set forth the number of Options Awarded, the number of shares of Stock that may be purchased pursuant to such Options, the applicable Option Price (as defined herein) and such other terms and conditions provided in this Plan as may be deemed appropriate by the Committee, including, but not limited to, any such Discretionary Conditions. The Option Agreement shall be subject to, and shall be deemed amended to include, such additional Discretionary Conditions as the Committee may thereafter specify in the exercise of its powers under this Plan. A fully executed original counterpart of the Agreement shall be provided to the Company and the Participant.

     6.3 Option Price. The purchase price of the Stock covered by each Option shall be determined by the Committee, but in no event shall the Option Price of ISOs be less than 100% of the Fair Market Value of such Stock on the date the Option is granted, nor the Option Price of NQSOs be less than 85% of the Fair Market Value of such Stock on the date the Option is granted. As used in this Plan, "Fair Market Value" of a share shall be the closing selling price on the applicable date (the "Valuation Date") if the shares were traded on a stock exchange on the Valuation Date; if the shares were not so traded, Fair Market Value shall be the mean of closing bid and asked prices on the Valuation Date. If there were no sales or reported bid and asked prices on the Valuation Date, the Committee shall determine the Fair Market Value.

     6.4 Term of Option. The duration of each Option granted under this Plan shall be not more than 10 years from the date of grant, as the Committee shall determine, subject to earlier termination as provided in Sections 9, 10 and 11.

     6.5 A. No Option shall be exercisable during the year ending on the first anniversary date of the granting of the Option. Thereafter, subject to the provisions of this Plan and unless otherwise provided in the Option Agreement, an Option may be exercised, at any time or from time to time (subject, in the case of ISOs, to such restrictions as may be imposed from time to time by the
Code), as to any and all full shares of Stock subject to the Option by giving written notice to the Company of the exercise of the Option. Except as provided in Sections 9 and 10, no Option may be exercised at any time unless the Participant is then a regular full-time employee of the Company or an Affiliate.

          B. The Option Price for the shares as to which an Option is exercised shall be paid to the Company in full on or within 10 days after the date of exercise. At the election of the Participant, such payment may be (i) in cash,
(ii) in shares of Stock owned by the Participant prior to exercising the Option and having a Fair Market Value on date of payment

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equal to the Option Price for the shares of Stock being purchased and satisfying such other requirements as may be imposed by the Committee, or (iii) partly in cash and partly in such shares of Stock. In addition, prior to delivery of the shares of Stock, any amount necessary to satisfy applicable Federal, state or local tax requirements shall be paid promptly upon notification of the amount due. Stock acquired by the Participant which is identified as having been obtained through an ISO under this Plan and still subject to ISO holding requirements as defined in the Code, may note be tendered in payment of the Option Price.

     6.6 Rights as a Stockholder. No Participant shall have any rights to dividends or other rights of a stockholder with respect to shares of Stock subject to an Option until the Participant has given written notice of exercise of the Option, has paid in full the Option Price for such shares of Stock and has otherwise complied with this Plan, the Option Agreement and such rules and regulations as may be established by the Committee.

     6.7  Limitations of ISOs.

          A. The aggregate Fair Market Value (determined as of the time of grant) of the Stock or any other stock for which an employee may be granted ISOs in any calendar year (under this plan and any other plan of the Company, any Affiliate or any predecessor of any such corporation) shall not exceed $100,000, as set forth in Section 422(d) of the Code.

          B. ISOs shall also comply with any other restrictions and limitations imposed by Section 422 of the Code not otherwise provided in the Plan.

          C. In the event of amendments to the Code or applicable rules or regulations relating to ISOs awarded subsequent to the date hereof, the Company may amend the provisions of this Plan and the Company and the Participants holding ISOs may agree to amend outstanding Option Agreements to conform to such amendments.

     6.8  Investment Purpose.

          A. Each Option under this Plan shall be granted on the condition that the purchases of shares of Stock hereunder shall be for investment purposes, and not with a view to resale or distribution, except that in the event that Stock subject to such Option is registered under the Securities Act of 1933, as amended, or in the event of a resale of such Stock without registration thereunder would otherwise be permissible, such condition shall be inoperative if in the opinion of counsel for the Company such condition is not required under the Securities Act of 1933 or any other applicable law, regulation or rule of any governmental agency.


          B. The Committee may require each person purchasing shares of Stock pursuant to exercise of an Option to represent to and agree with the Company in writing that such shares are being acquired for investment and without a view to distribution thereof. The certificates for shares of Stock so purchased may include any legend which the Committee deems

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appropriate to reflect any restriction on transfer.  The Committee also may impose, in its discretion, as a condition of any Option, any restrictions on the transferability of shares of Stock acquired through the exercise of such Option as it may deem fit. Without limiting the generality of the foregoing, the Committee may impose conditions restricting absolutely the transferability of shares of Stock acquired through the exercise of Options for such periods as the Committee may determine and, further, in the event a Participant's employment by the Company or an Affiliate terminates during the period in which such shares of Stock are nontransferable, the Participant may be required, if required by the related Option Agreement, to sell such Stock back to the Company at such price and on such other terms as the Committee may have specified in the Option Agreement.

          C. A Participant shall give prompt notice to the Company of any disposition of shares of Stock acquired upon exercise of an ISO if such disposition occurs within either two (2) years after grant or one (1) year after receipt of such shares by the Participant.

                                  SECTION VII
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                         NONTRANSFERABILITY OF OPTIONS
                         -----------------------------

     Options granted under this Plan shall not be transferable by the Participant other than by will or by the laws of descent and distribution. During the lifetime of a Participant, Options may be exercised only by the Participant. Options exercisable after the death of a Participant may be exercised by the legatees, personal representatives or distributees of the Participant.

                                  SECTION VIII
                                  ------------
                           TERMINATION OF EMPLOYMENT
                           -------------------------

     If, prior to the expiration of the Option Period, a Participant shall cease to be employed by the Company or an Affiliate (other than be reason of death or disability of the Participant), each Option shall remain exercisable for a period of three (3) months from the date of cessation of employment (but not later than the end of the Option Period) to the extent it was exercisable at the time of cessation of employment, and thereafter all such Options shall terminate.

                                   SECTION IX
                                   ----------
                       DEATH OR DISABILITY OF PARTICIPANT
                       ----------------------------------

     If, prior to the end of the Option Period, the Participant shall cease to be employed by the Company or an Affiliate by reason of death or disability, each Option shall remain exercisable for a period of one year from the date of cessation of employment (but no later than the end of the Option Period) to the extent that it was exercisable at the time of cessation of employment. As used in this Section X and elsewhere in this Plan, the term "disability" means a physical or mental impairment sufficient to make the individual eligible for benefits under the Long-Term Disability Plan of The JPM Company or an Affiliate (whether or not a participant in such plan), so long as such impairment also constitutes a disability within the meaning of Section 22(e)(3) of the Code.

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                                   SECTION X
                                   ---------
                   FORFEITURE UPON OCCURRENCE OF CERTAIN ACTS
                   ------------------------------------------

     Notwithstanding any other provision of this Plan, no payment of any Award shall be made and all rights of the Participant who received such Award (or his designated beneficiary or legal representatives) to the payment thereof under this Plan shall be forfeited if, prior to the time of such payment, the Participant (i) shall be employed without the Company's of Affiliate's consent by a competitor of, or shall be engaged in any activity in competition with, the Company or an Affiliate; (ii) divulges without the consent of the Company any secret or confidential information belonging to the Company or an Affiliate; or
(iii) has been dishonest or fraudulent in any matter affecting the Company. The Company shall give a Participant written notice of the occurrence of any such event prior to making any such forfeiture. The determination of the Committee as to the occurrence of any of the events specified in the foregoing clauses
(i), (ii), and (iii) of this Section X shall be conclusive and binding upon all persons for all purposes. Any Award shall be subject to forfeiture for the reasons provided in this Section in such manner as shall be provided by the Committee.

                                   SECTION XI
                                   ----------
                               STOCK ADJUSTMENTS
                               -----------------

     11.1 In the event that the shares of Stock shall be changed into or exchanged for a different number or kind of shares of stock of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, stock split, combination of shares or otherwise), or if the number of such shares of Stock shall be increased through the payment of a stock dividend, then there shall be substituted for or added to each share of Stock subject to, or which may become subject to, and Option under this Plan, the number and kind of shares into which each outstanding share of Stock shall be exchanged, or to which each such share shall be entitled, as the case may be. Outstanding Options shall also be appropriately amended as to Option Price and other terms as may be necessary to reflect the foregoing events. In the event there shall be any other change in the number or kind of outstanding shares of the Stock, or of any shares into which such shares shall have been changed, or for which the Committee shall, in its sole discretion, determine that such change equitably requires an adjustment in any Option theretofore granted or which may be granted under this Plan, such adjustments shall be made in accordance with such determination.

     11.2 Fractional shares resulting from any adjustment in Options pursuant to this Section XI may be settled in cash or otherwise as the Committee shall determine. Notice of any adjustment shall be given by the Company to each holder of an Option which shall have been so adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of this Plan.

     11.3 The Committee shall have the power, in the event of any merger or consolidation of the Company with or into any other corporation, or the merger or consolidation of any other corporation with or into the Company, or the sale of all or substantially all of the assets of the

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Company, or an offer to purchase made by a party other than the Company to all stockholders of the Company for all or any substantial portion of the outstanding Stock, to amend all outstanding Options to permit the exercise of all such Options prior to the effectiveness of any such merger, consolidation or sale of the expiration of any such offer to purchase and to terminate such Options as of such effectiveness or expiration.

     11.4 In making the adjustments provided for by this Section XI, consideration shall be given to applicable tax laws in order to avoid a premature lapse or disqualifying disposition of an Option due solely to such adjustment.

                                  SECTION XII
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             EFFECTIVE DATE, TERMINATION AND AMENDMENT OF THE PLAN
             -----------------------------------------------------

     12.1 This Plan shall become effective on July 1, 1993, having been approved by the Company's stockholders at the April 30, 1993 Meeting of Stockholders. This Plan shall terminate on June 30, 2003.

     12.2 The Board may, insofar as permitted by law, from time to time and at any time, with respect to any shares at the time not subject to Options, terminate, suspend, alter, amend or discontinue this Plan, in whole or in part, except that no such modification, alteration, amendment or discontinuation shall, without the Participant's consent, impair the rights of any Participant under any Option granted to such Participant, except in accordance with the provisions of this Plan and/or the Option Agreement applicable to any such Award, and except, further, that no modification, alteration or amendment shall, without the approval by the holders of a majority of the then-outstanding voting stock of the Company represented and entitled to vote at a stockholders' meeting:

           (i) Increase the total number of shares reserved for the purposes of this Plan, except as provided in Section XII of this Plan;

           (ii) Decrease the Option Price of any ISO to less than 100% of Fair Market Value on the date of grant of any Option;

           (iii) Decrease the Option Price of any NQSO to less than 85% of Fair Market Value on the date of grant of any Option;

           (iv) Materially increase the benefits accruing to Participants under this Plan.

                                  SECTION XIII
                                  ------------
                                 MISCELLANEOUS
                                 -------------

     13.1 No Rights to Continued Employment or Award. This Plan does not, directly or indirectly, create any right for the benefit of any employee or class of employees to receive any Awards under this Plan, or create in any employee or class of employees any right with respect

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to continuation of employment by the Company or an Affiliate, and it shall not be deemed to interfere in any way with the Company's or an Affiliate's right to terminate or otherwise modify an employee's employment at any time.

     13.2 Failure to Comply With Terms and Conditions. Notwithstanding any other provision of this Plan, no payment or delivery with respect to any Award shall be made, and all rights of this Participant who receives such Award (or his designated beneficiary or legal representative) to such payment or delivery under this Plan shall be forfeited, at the discretion of the Committee, if, prior to the time of such payment or delivery, the Participant breaches a restriction or any of the terms, restrictions and/or conditions of this Plan and/or the Agreement.

     13.3 Parties in Interest. The provisions of this Plan and the terms and conditions of any Award shall, in accordance with their terms, be binding upon, and inure to the benefit of, all successors of each Participant, including, without limitation, such Participant's estate and the executors, administrators or trustees thereof, heirs and legatees and any receiver.

     13.4 Indemnification. No member of the Committee shall be personally liable by reason of any contract or other instrument executed by him or on his behalf in his capacity as a member of the Committee, nor for any mistake or judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other officer, employee or director of the Company to whom any duty or power relating to the administration or interpretation of his Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Board) arising out of any act or omission to act in connection with this Plan, unless arising out of such person's own fraud or bad faith.

     13.5 Designation of Beneficiary. Each Participant may designate a beneficiary or beneficiaries (on a form supplied by the Committee) to exercise his Awards in the event of his death, and may change such designation from time to time and at any time prior to the death of such Participant.

     13.6 Governing Law. All questions pertaining to construction, validity and effect of the provisions of this Plan and the rights of all persons hereunder shall be governed by the laws of the Commonwealth of Pennsylvania.

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